Exhibit 99.1

Orthofix Reports First Quarter 2018 Financial Results

Completes acquisition of Spinal Kinetics

Highlights

•	Net sales of $108.7 million, an increase of 5.8% compared to prior year or 3.3% on a constant currency basis
•	Net income from continuing operations was $5.2 million compared to a loss of $2.3 million in the prior year period
•	Adjusted EBITDA of $19.7 million compared to $15.7 million in the prior year period, a 25% increase
•	2018 guidance reaffirmed
•	Acquisition of Spinal Kinetics, Inc. closed April 30, 2018

LEWISVILLE, Texas — April 30, 2018 — Orthofix International N.V. (NASDAQ:OFIX) today reported its financial results for the first quarter ended March 31, 2018. Net sales were $108.7 million, diluted earnings per share from continuing operations was $0.27 and adjusted earnings per share from continuing operations was $0.39. The Company also closed the acquisition of Spinal Kinetics Inc., a privately held developer and manufacturer of artificial cervical and lumbar discs.

“Overall, we had another solid quarter in both top and bottom line performance, including a 290 basis point improvement in adjusted EBITDA margin and a 44% increase in adjusted earnings per share compared to the first quarter of 2017,” said Orthofix President and Chief Executive Officer, Brad Mason. “Since announcing our agreement to acquire Spinal Kinetics, we have received very positive feedback from physicians and our sales force about the M6® artificial discs and the strategic value this brings to Orthofix, which further validates our enthusiasm for this transaction. This deal delivers upon our stated strategy of accelerating top-line growth through the acquisition of products, technologies and companies in our core businesses. The Spinal Kinetics M6 artificial discs enters Orthofix into a fast-growing market with a proven technology and further demonstrates our commitment to providing innovative spine treatment solutions to surgeons and patients.”

Financial Results Overview

The following table provides net sales by strategic business unit (“SBU”):

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	Change	Constant Currency Change
BioStim	$46,163	$44,539	3.6%	3.6%
Extremity Fixation	27,504	23,945	14.9%	4.3%
Spine Fixation	20,707	19,267	7.5%	7.2%
Biologics	14,335	14,987	(4.4%)	(4.4%)
Net sales	$108,709	$102,738	5.8%	3.3%

Gross profit increased $4.4 million to $84.6 million. Gross margin decreased slightly to 77.8% compared to 78.0% in the prior year period due primarily to an unfavorable impact from sales mix this quarter. Non-GAAP net margin, an internal metric that the Company defines as gross profit less sales and marketing expenses, was $34.3 million compared to $31.6 million in the prior year period. The increase in non-GAAP net margin was primarily due to lower marketing expenses and decreased commission rates.

Net income from continuing operations was $5.2 million, or $0.27 per share, compared to a loss of $2.3 million, or ($0.13) per share in the prior year period. Adjusted net income from continuing operations was $7.3 million, or $0.39 per share, compared to adjusted net income of $4.9 million, or $0.27 per share in the prior year period.

EBITDA was $15.2 million, compared to $6.6 million in the prior year period. Adjusted EBITDA was $19.7 million, or 18.1% of net sales, for the first quarter, compared to $15.7 million, or 15.3% of net sales, in the prior year period.

Liquidity

As of March 31, 2018, cash and cash equivalents were $77.1 million compared to $81.2 million as of December 31, 2017. As of March 31, 2018, the Company had no outstanding indebtedness and borrowing capacity of $125 million under its existing credit facility. Cash flow from operations was ($3.6) million, an increase of $7.3 million, and free cash flow was ($7.0) million, an increase of $7.8 million when compared to the prior year period.

2018 Outlook

For the year ending December 31, 2018, the Company expects the following results, assuming exchange rates are the same as those currently prevailing.

(Unaudited, U.S. Dollars, in millions, except per share data)	Low		High

	Full Year 2018 Outlook
Net sales	$458.0	[1]	$464.0	[1]
Net income from continuing operations	$24.8	[2]	$27.1	[2]
Adjusted EBITDA	$85.5	[3]	$88.0	[3]
EPS from continuing operations	$1.31	[4]	$1.43	[4]
Adjusted EPS from continuing operations	$1.58	[5]	$1.68	[5]

	2nd Quarter of 2018 Outlook
Net sales	$113.0	[6]	$115.0	[6]
EPS from continuing operations	$0.28	[7]	$0.30	[7]
Adjusted EPS from continuing operations	$0.35	[8]	$0.37	[8]

1 Represents a year-over-year increase of 5.6% to 7.0% on a reported basis

2 Represents a year-over-year increase of 240.1% to 271.7%

3 Represents a year-over-year increase of 4.8% to 7.9%

4 Represents a year-over-year increase of 235.9% to 266.7%

5 Represents a year-over-year decrease of 2.5% to a year-over-year increase of 3.7%

6 Represents a year-over-year increase of 3.7% to 5.6% on a reported basis

7 Represents a year-over-year increase of 7.7% to 15.4%

8 Represents a year-over-year decrease of 11.9% to 16.7%

Acquisition of Spinal Kinetics

On April 30, 2018, the Company completed the acquisition of Spinal Kinetics, Inc., a privately held developer and manufacturer of artificial cervical and lumbar discs. Terms of the transaction included $45 million in cash plus up to an additional $60 million in future contingent milestone payments related to U.S. Food and Drug Administration approval of the M6-C® cervical disc and the achievement of certain future sales targets. These contingent milestones payments must be achieved within five years of closing.

Inducement Grants Related to Acquisition of Spinal Kinetics

As inducements to enter into employment with Orthofix, Mr. Afzal was granted 8,194 restricted shares of Orthofix common stock and options to purchase 28,624 shares of Orthofix common stock, and 67 additional employees joining from Spinal Kinetics were granted an aggregate of 14,887 restricted shares of Orthofix common stock. All awards vest in one-fourth annual increments beginning on the first anniversary of grant. The grants, which were approved by the Compensation Committee of Orthofix’s Board of Directors, were made under a standalone inducement plan approved pursuant to NASDAQ Marketplace Rule 5635(c)(4), but on terms substantially the same as grants made in the ordinary course under the Company's 2012 Long Term Incentive Plan.

Domestication to Delaware

As previously announced in February, the Company has been considering a redomicile from Curacao to Delaware. As a result of further analysis during the quarter, the Company has determined to pursue such a redomicile. The redomicile will be subject to approval by shareholders. If approved, the Company expects that the redomicile would be completed by the end of the year.

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the first quarter of 2018 and the acquisition of Spinal Kinetics. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 5288605. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 5288605. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix International N.V. is a global medical device company focused on musculoskeletal healing products and value-added services. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, the Company has four strategic business units: BioStim, Extremity Fixation, Spine Fixation, and Biologics. Orthofix products are widely distributed via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2017 and other SEC filings, to reflect new information, the occurrence of future events or circumstances or otherwise.

Company Contact
Orthofix International N.V.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX INTERNATIONAL N.V.

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2018	2017
Net sales	$108,709	$102,738
Cost of sales	24,147	22,581
Gross profit	84,562	80,157
Sales and marketing	50,268	48,532
General and administrative	19,484	18,282
Research and development	6,937	7,424
Operating income	7,873	5,919
Interest income (expense), net	(183)	45
Other income (expense), net	2,912	(4,348)
Income before income taxes	10,602	1,616
Income tax expense	(5,373)	(3,924)
Net income (loss) from continuing operations	5,229	(2,308)
Discontinued operations
Loss from discontinued operations	(3)	(527)
Income tax benefit	—	181
Net loss from discontinued operations	(3)	(346)
Net income (loss)	$5,226	$(2,654)
Net income (loss) per common share—basic
Net income (loss) from continuing operations	$0.28	$(0.13)
Net loss from discontinued operations	—	(0.02)
Net income (loss) per common share—basic	$0.28	$(0.15)
Net income (loss) per common share—diluted
Net income (loss) from continuing operations	$0.27	$(0.13)
Net loss from discontinued operations	–	(0.02)
Net income (loss) per common share—diluted	$0.27	$(0.15)
Weighted average number of common shares:
Basic	18,404,856	17,979,675
Diluted	18,874,591	17,979,675

ORTHOFIX INTERNATIONAL N.V.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands except share data)	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$77,056	$81,157
Accounts receivable, net of allowances of $8,934 and $8,405, respectively	77,182	63,437
Inventories	77,686	81,330
Prepaid expenses and other current assets	31,219	25,877
Total current assets	263,143	251,801
Property, plant and equipment, net	43,973	45,139
Patents and other intangible assets, net	13,150	10,461
Goodwill	53,565	53,565
Deferred income taxes	28,359	23,315
Other long-term assets	6,814	21,073
Total assets	$409,004	$405,354
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$14,012	$18,111
Other current liabilities	51,171	61,295
Total current liabilities	65,183	79,406
Other long-term liabilities	30,647	29,340
Total liabilities	95,830	108,746
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 18,405,344 and 18,278,833 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1,841	1,828
Additional paid-in capital	228,356	220,591
Retained earnings	78,493	70,402
Accumulated other comprehensive income	4,484	3,787
Total shareholders’ equity	313,174	296,608
Total liabilities and shareholders’ equity	$409,004	$405,354

ORTHOFIX INTERNATIONAL N.V.
Non-GAAP Financial Measures

The following tables present reconciliations of net income (loss) from continuing operations, earnings per share (“EPS”) from continuing operations, gross profit, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income from continuing operations," "Adjusted earnings per share from continuing operations," "Non-GAAP net margin" and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017
Net income (loss) from continuing operations	$5,229	$(2,308)
Interest expense (income), net	183	(45)
Income tax expense	5,373	3,924
Depreciation and amortization	4,369	5,075
EBITDA	$15,154	$6,646
Share-based compensation	3,916	2,816
Foreign exchange impact	(1,076)	(1,013)
Strategic investments	3,217	1,515
Unrealized (gain) loss on investment securities	(1,629)	5,585
SEC / FCPA matters and related costs	147	141
Legal judgments/settlements	—	227
Restructuring	—	(239)
Adjusted EBITDA	$19,729	$15,678
As a % of net sales	18.1%	15.3%

Adjusted Net Income from Continuing Operations

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017
Net income (loss) from continuing operations	$5,229	$(2,308)
Foreign exchange impact	(1,076)	(1,013)
Strategic investments	3,217	1,515
Unrealized (gain) loss on investment securities	(1,629)	5,585
SEC / FCPA matters and related costs	147	141
Legal judgments/settlements	—	227
Restructuring	—	(239)
Long-term income tax rate adjustment	1,432	948
Adjusted net income from continuing operations	$7,320	$4,856

Adjusted Earnings per Share from Continuing Operations

	Three Months Ended March 31,
(Unaudited, per diluted share)	2018	2017
EPS from continuing operations	$0.27	$(0.13)
Foreign exchange impact	(0.06)	(0.06)
Strategic investments	0.17	0.08
Unrealized (gain) loss on investment securities	(0.09)	0.31
SEC / FCPA matters and related costs	0.01	0.01
Legal judgments/settlements	—	0.01
Restructuring	—	(0.01)
Long-term income tax rate adjustment	0.09	0.06
Adjusted EPS from continuing operations	$0.39	$0.27

Weighted average number of diluted common shares (treasury stock method)	18,997,257	18,235,660

Non-GAAP Net Margin

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017
Gross profit	$84,562	$80,157
Sales and marketing	(50,268)	(48,532)
Non-GAAP net margin	$34,294	$31,625

BioStim	$18,946	$17,133
Extremity Fixation	8,158	6,412
Spine Fixation	1,261	2,007
Biologics	6,080	6,171
Corporate	(151)	(98)
Non-GAAP net margin	$34,294	$31,625

Free Cash Flow

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017
Net cash from operating activities	$(3,560)	$(10,899)
Capital expenditures	(3,438)	(3,905)
Free cash flow	$(6,998)	$(14,804)

2017 Pro-forma Net Sales Under the Current Revenue Recognition Standard

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in millions)	2018	2017 (Pro-forma)	Change	Constant Currency Change
Net sales	$109	$104	4.9%	2.4%

2018 Outlook

	Full Year 2018 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High
Net income from continuing operations	$24.8	$27.1
Interest expense, net	0.4	0.4
Income tax expense	14.5	16.2
Depreciation and amortization	19.5	19.3
EBITDA	$59.2	$63.0
Share-based compensation	19.4	19.4
Foreign exchange impact	(1.1)	(1.1)
Strategic investments	7.0	6.0
SEC / FCPA matters and related costs	1.0	0.7
Adjusted EBITDA	$85.5	$88.0

	Full Year 2018 Outlook
(Unaudited, per diluted share)	Low	High
EPS from continuing operations	$1.31	$1.43
Foreign exchange impact	(0.06)	(0.06)
Strategic investments	0.37	0.32
SEC / FCPA matters and related costs	0.05	0.04
Long-term income tax rate adjustment	(0.09)	(0.05)
Adjusted EPS from continuing operations	$1.58	$1.68

Weighted average number of diluted common shares	18,900,000	18,900,000

	2nd Quarter of 2018 Outlook
(Unaudited, per diluted share)	Low	High
EPS from continuing operations	$0.28	$0.30
Strategic investments	0.08	0.08
SEC / FCPA matters and related costs	0.02	0.02
Long-term income tax rate adjustment	(0.03)	(0.03)
Adjusted EPS from continuing operations	$0.35	$0.37

Weighted average number of diluted common shares	18,900,000	18,900,000

Non-GAAP Measures:

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Pro-Forma Net Sales

Pro-forma net sales is a non-GAAP measure in fiscal 2017, which reflects what net sales in fiscal 2017 would have been, had the Company adopted ASU 2014-09, Revenue from Contracts with Customers, as amended, as of January 1, 2017, or elected to adopt the standard using the full retrospective transition method.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense; and depreciation and amortization to net income (loss) from continuing operations. EBITDA provides management with additional insight to its results of operations.

Adjusted EBITDA, Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended March 31, 2018 for a detail of these costs by line item of the condensed consolidated statement of operations

•

Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other income (expense); guidance presented does not include the impact of any future foreign exchange fluctuations

•

Strategic investments – costs related to our strategic investments, including costs associated with evaluation of moving the domicile of the Company, which are recorded as general and administrative expenses

•	Unrealized gain (loss) on investment securities – gains and losses recognized within other income (expense) relating to our investments in eNeura, Inc. and Bone Biologics, Inc.
•

SEC / FCPA matters and related costs – legal and other professional fees associated with the SEC Investigation, Securities Class Action Complaint and Brazil subsidiary compliance review, which are recorded as general and administrative expenses

•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses
•

Restructuring – costs related to a planned restructuring, primarily consisting of severance charges and the write-down of certain assets in 2017, of which approximately 55% was recorded as sales and marketing expense and 45% was recorded as general and administrative expense

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 38% for 2017 results, and 35% going forward in 2018, which is based on current tax law and current expected income; actual tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, the tax impact of strategic investments and other non-recurring events

Non-GAAP Net Margin

Non-GAAP net margin is an internal non-GAAP metric, which we define as gross profit less sales and marketing expense. Non-GAAP net margin is the primary metric used by our Chief Operating Decision Maker in managing our business.

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives. All periods presented reflect the adoption of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, resulting in a decrease in net cash from operating activities of $14.4 million for the three months ended March 31, 2017.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as share-based compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix International N.V.